Exhibit 99.1

Contact:

Investor Relations

212-810-3333

ahr-info@blackrock.com

Anthracite Capital Announces Restructuring of Secured Credit Facilities

New York – May 18, 2009 – Anthracite Capital, Inc. (NYSE: AHR) (the “Company” or “Anthracite”) today announced that it has entered into a series of amendments to its secured credit facilities with Bank of America, Deutsche Bank, and Morgan Stanley (the “Secured Creditors”). The facilities have been amended to provide similar terms which, among other things, extend the maturities of all facilities to September 30, 2010 and eliminate all mark to market provisions. In addition to eliminating outstanding margin calls and the right to make future margin calls, existing scheduled amortization payments were replaced with cash management requirements as described below. The new interest rate on the facilities is the greater of 30-day LIBOR plus 3.50% or 5.50%. These amendments are subject to completion of certain post-closing collateral asset transfers and other customary matters.

The Secured Creditors will continue to hold the same primary collateral consisting of U.S. and non-U.S. denominated commercial real estate loan assets. All cash received from these assets will first be used to pay interest and then to reduce that lender’s principal balance. The Company has agreed that the principal balance for each Secured Creditor will be reduced through this process by an agreed upon amount, measured on a cumulative basis, at the end of each quarter starting with the period ending September 30, 2009. If such required reduction is not satisfied, the Company has 90 days to cure such shortfall or an event of default would occur.

In addition, the lenders received a security interest in all unencumbered assets of the Company as well as a subordinated second lien on each other’s primary collateral. The cash flows generated by the bulk of the formerly unencumbered assets will be deposited monthly into a cash management account that will be available for use by the Company for its operations pursuant to a prescribed budget subject to (i) no defaults under the facilities and (ii) the cure of any outstanding deficiency in the required reductions of the principal balance of any Secured Creditor. In the event of an uncured event of default, the cash management account proceeds must be used to pay down the relevant lender’s debt until the deficiency has been cured.

The existing financial covenants were modified and apply to each facility as follows:

Tangible net worth cannot fall below $400 million at any quarter end, and cannot fall by more than 20% in any one quarter or more than 40% in any four quarter period

Debt service coverage ratio must be at least 1.40

Total debt to tangible net worth ratio may not exceed 2.5

The Company also agreed to certain other terms which establish (i) certain required quarterly operating earnings, (ii) restrictions or conditions on the incurrence or restructuring of any indebtedness and the payment of fees and other amounts to the Manager of the Company and its affiliates and (iii) limits on acquiring new assets. In addition, certain definitions, including an event of default, under each facility were made substantially uniform among the facilities.

The maturity date for each facility may be further extended to March 30, 2011 at the discretion of the respective Secured Creditor. However, if certain conditions are met, the decision by a lender to not extend may result in such lender losing the benefit of certain new collateral received under the restructuring.

The outstanding balances under the facilities with Bank of America, Deutsche Bank and Morgan Stanley on May 15, 2009 were $148.6 million, $70.8 million and $145.9 million, respectively.

In addition, the waiver of covenant breach under the Company’s secured credit facility with BlackRock Holdco 2, Inc. has been extended for 30 days to June 15, 2009.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.283 trillion in global assets under management at March 31, 2009. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment financial and capital markets or otherwise, which could result in changes in the value of the Company’s assets and liabilities, including net realized and unrealized gains or losses, and could adversely affect the Company’s operating results; (3) the amount and timing of any future margin calls and their impact on the Company’s financial condition and liquidity; (4) the Company’s ability to meet its liquidity requirements to continue to fund its business operations, including its ability to renew its existing facilities or obtain replacement financing, to meet margin calls and amortization payments under the facilities, to service debt and to pay dividends on its capital stock; (5) the Company’s ability to obtain amendments and waivers in the event that a lender terminates a facility before the maturity date or debt obligations are accelerated due to a covenant breach or otherwise; (6) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (the “Manager”), the Company’s manager; (7) the impact of increased competition; (8) the impact of future acquisitions or divestitures; (9) the unfavorable resolution of legal proceedings; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company or the Manager; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and the Company; (12) the ability of the Manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; and (15) as a result of its liquidity position, current market conditions and the uncertainty relating to the outcome of its ongoing negotiations with its lenders, there is substantial doubt about the Company’s ability to continue as a going concern.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2008 and Anthracite’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.